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                                                                     EXHIBIT 3.2

[SEAL]

                          CERTIFICATE OF INCORPORATION

                                       OF

                             MOLINA HEALTHCARE, INC.

                                    ARTICLE I

               The name of this Corporation shall be: Molina Healthcare, Inc.

                                   ARTICLE II

               The name of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, and the address of the registered agent at that address is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware.

                                   ARTICLE III

               The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware Corporation Law").

                                   ARTICLE IV

               A. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 100,000,000 shares, consisting of (a) 80,000,000 shares of Common Stock, par value $0.001 per share ("Common Stock"), and (b) 20,000,000 shares of Preferred Stock, par value $0.001 per share ("Preferred Stock").

               B. Preferred Stock.

                    1. The Board of Directors of the Corporation (the "Board of Directors") is authorized to provide, by resolution, for one or more series of Preferred Stock to be comprised of authorized but unissued shares of Preferred Stock. Except as may be required by law, the shares in any series of Preferred Stock need not be identical to any other series of Preferred Stock. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix, and is hereby expressly empowered to fix, by resolution, rights, preferences and privileges of, and qualifications, restrictions and limitations applicable to such series, including the following:

                    (a) The designation of such series, the number of shares to constitute such series and the stated value thereof (if different from the par value thereof);

                    (b) Whether the shares of such series shall have voting rights (and, if so, the terms of such voting rights, which may be full, special or limited) and whether or not such series is to be entitled to vote as a separate class either alone or together with the holders of one or more other series or class of capital stock;

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                    (c)  The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions, if any, with respect to such series;

                    (d) The dividends, if any, payable on such series, whether any such dividends shall be cumulative (and, if so, from what dates), whether any such dividends are payable in cash, stock of the Corporation or other property or a combination thereof, the conditions and dates upon which such dividends shall be payable and the preference or relation which such dividends shall bear to the dividends payable on any shares of capita] stock of any other class or any other series of Preferred Stock;

                    (e) Whether the shares of such series shall be subject to redemption by the Corporation or upon the happening of any specified event, and, if so, the times, prices (which may be payable in the form of cash, notes, securities or other property or rights) and other conditions relating to such redemption;

                    (f) The amounts payable in respect of shares of such series, and the other rights and preferences of the holders of such shares, in the event of the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                    (g) Whether the shares of such series shall be subject to a retirement or sinking fund (and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the other terms and provisions relating thereto);

                    (h) Whether the shares of such series shall be convertible into, or exchangeable for, shares of Common Stock or any other series of Preferred Stock, any other securities (whether or not issued by the Corporation) or any other property of the Corporation (and, if so, the price or prices or the rate or rates of such conversion or exchange, and any other terms and conditions of such conversion or exchange);

                    (i) The limitations and restrictions, if any, to be effective upon the payment of dividends or the making of other distributions on, or upon the purchase, redemption or other acquisition by the Company of, Common Stock or other shares of capital stock of any other class or any other series of Preferred Stock; and

                    (j) The conditions (if any) applicable to, or restrictions (if any) on, the creation of indebtedness of the Corporation or upon the issuance of any additional capital stock, including additional shares of such series or any other series of Preferred Stock or any other class of capital stock.

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                    2.   The Board of Directors is authorized to increase the
number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series of Preferred Stock. The Board of Directors is authorized to decrease the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series.

               C.   Common Stock

                    1. Except as otherwise required by law, and subject to any special voting rights which may be granted to any series of Preferred Stock in the Board of Directors resolutions which create such series, each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matter submitted to a vote of the stockholders. Holders of Common Stock shall not have the right to cumulative voting in the election of directors of the Corporation.

                    2. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends and other distributions, in cash, securities or property of the Corporation, as may be declared thereon from time to time by the Board of Directors, out of the assets and funds of the Corporation legally available therefor.

                    3. Upon any liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive, ratably in accordance with the shares of Common Stock held by them, any amounts remaining after payment of the holders of the Preferred Stock.

               D.   General.

                    1. Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (in any form, but not less in value than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix such consideration in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares of Preferred Stock or Common Stock so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be subject to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

                    2. The Corporation shall have authority to create and grant rights and options entitling their holders to purchase or otherwise acquire shares of any class or series of the Corporation's capital stock or other securities of the Corporation, and such rights and options shall be evidenced by instruments approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, times for exercise and other terms of such options or rights; provided, however, that the consideration to be

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received (which may be in any form permitted by the Board of Directors) for any shares of capital stock subject thereto shall have a value not less than the par value thereof.

                                    ARTICLE V

          A. The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors of the Corporation. The number of directors which shall constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation, subject to any restrictions that may be set forth in this Certificate.

          B. The directors of the Corporation shall be classified, with respect to the time for which they hold office, into three classes as nearly equal in number as possible: one class the term of which expires at the first annual meeting of stockholders that is held after the first organizational meeting of the Board of Directors, a second class the term of which expires at the second annual meeting of stockholders that it held after the first organizational meeting of the Board of Directors and a third class the term of which expires at the third annual meeting of stockholders that is held after the first organizational meeting of the Board of Directors, with the directors in each such class to hold office until their successors are elected and qualified. If the number of directors is changed by the Board of Directors, then any newly-created directorships or any decrease in directorships shall be so apportioned among such classes as to make all such classes as nearly equal in number as possible; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. At each annual meeting of the stockholders of the Corporation, subject to the rights of the holders of any class or series of capital stock having a preference over Common Stock as to dividends or upon liquidation, the successors of the class of directors the term of which expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders of the Corporation held in the third year following the year of such election.

                                   ARTICLE V1

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the percentage of holders of capital stock as set forth therein.

                                   ARTICLE VII

          The election of directors at an annual or special meeting of stockholders of the Corporation need not be by written ballot unless the Bylaws of the Corporation shall so provide.

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                                  ARTICLE VIII

          A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Corporation against expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred thereby in connection with such action, suit or proceeding to the fullest extent permitted by the Delaware Corporation Law and any other applicable law as shall be from time to time in effect. Such right of indemnification shall not be deemed to be exclusive of any rights to which any such director or officer may otherwise be entitled. The provisions of this
Article VIII--Section A shall be deemed to constitute a contract between the Corporation and each director and officer of the Corporation serving in such capacity at any time while this Article VIII--Section A is in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

          B. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise including service with respect to an employee benefit plan, against expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred thereby in connection with such action, suit or proceeding to the extent permitted by and in the manner set forth in the Delaware Corporation Law and any other applicable law as shall be from time to time in effect. Such right of indemnification shall not be deemed to be exclusive of any other rights to which any such person may otherwise be entitled.

                                   ARTICLE IX

          To the fullest extent permitted by the Delaware Corporation Law, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. In furtherance thereof, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law, as currently in existence or hereafter amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of directors shall be eliminated or limited to the full extent authorized by the Delaware Corporation Law, as so amended.

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                                    ARTICLE X

          A. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the President or Chief Executive Officer of the Corporation, the Chairperson of the Board of Directors or the Board of Directors or a Committee of the Board of Directors which has been duly designated by the Board of Directors and the powers and authority of which, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call special meetings of the stockholders. Such special meetings may not be called by any other person or persons.

          B. So long as the Corporation has more than one stockholder, no action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without such a meeting, and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                                   ARTICLE XI

          Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, this Certificate of Incorporation or any designation of the Preferred Stock, the affirmative vote of at least fifty percent (50%) of the voting power of all of the then outstanding shares of the capital stock, voting together as a single class, shall be required to amend, alter or appeal any provision contained in this Certificate of Incorporation.

                                   ARTICLE XII

          The name and mailing address of the incorporator of the Corporation is:

                             Elliot Hinds
                             McDermott. Will & Emery
                             2049 Century Park East, 34th Floor
                             Los Angeles, California 90067

          THE UNDERSIGNED, being the sole incorporator herein named, for the purpose of forming a corporation pursuant to the Delaware Corporation Law, does make this certificate, hereby declaring and certifying that the facts stated herein are true, and accordingly have hereunto set my hand as of July 24, 2002.

                                            /s/
                                            ------------------------------------
                                            Elliot Hinds, Sole Incorporator

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